Exhibit 99.1
JOINT FILING AGREEMENT
This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Stock, $.0001 par value, of China-Biotics, Inc., a Delaware corporation, is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below in a accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated: May 11, 2011.
VALUE HOLDINGS CAPITAL, S.A.
signature
BY: RICHARD E. AZAR, Name/Title
DIRECTOR
Dated: May 11, 2011
VALUE ASSETS INTERNATIONAL, S.A.
signature
BY: RICHARD E. AZAR, Name/Title
DIRECTOR
Dated: May 11, 2011
RICHARD E. AZAR
By: RICHARD E. AZAR
Signature
RICHARD E. AZAR, DIRECTOR
Name/Title
Dated: May 11, 2011
The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative. If the statement is signed on behalf of a person by his authorized representative other than an executive officer or general partner of the filing person, evidence of the representative’s authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference. The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

Note: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d-7 for other parties for whom copies are to be sent.

Attention: Intentional misstatements or omissions of fact constitute Federal criminal violations (see 18 U.S.C. 1001).